Exhibit 99.1

FOR IMMEDIATE RELEASE

Ocean Electric’s Wave-driven Electric Power Plant to Receive International Patent from European Patent Office

Patent protects core wave platform technology, a key milestone prior to commercialization

CARSON CITY, Nevada, March 28, 2014. Ocean Electric, Inc. (OTC BB: OCEL), a leading developer of marine-based alternative energy solutions, received notification on March 24, 2014, that its application for international patent PCT/ES2013/070911 will be processed. The patent, titled “Power Plant for the Generation of Electrical Energy from Waves,” protects the company’s core innovation: a low-cost, floating platform that converts wave action directly into electricity. This patented technology represents a major clean energy opportunity, decreasing the cost of owning and deploying wave-generated electricity plants and making the ocean a more practical source of renewable electricity.

The patent examination was conducted by the Spanish Patent and Trademark Office. Its examiner found Ocean Electric’s claims to represent new, inventive approaches when compared against existing patents in wave-generated electricity. Ricardo Prats, CEO of Ocean Electric, said of the patent news, “We are pleased that the examiner agrees our technology is a true innovation in hydrokinetic electrical energy generation.  The patent acceptance shows that our solution—which is significantly less expensive to own and operate than competitor technology—is feasible for commercial application.”

The Ocean Electric wave plant is composed of 16 floaters that move up and down with passing waves. Once attached to a framework, the floaters are ganged together to drive generators. Ocean Electric uses a platform cage configured for 16 floaters, but frameworks can be customized. Installations are easily scalable from a single wave platform to 50 MW wave farms. Plants can be deployed both near the shore and in seas with a depth greater than 40 meters, putting them well out of visual range.

The patent is a key step in Ocean Electric’s becoming a major force in the clean energy marketplace.

About Ocean Electric, Inc.

Ocean Electric, Inc. designs, manufactures, licenses and supports clean, renewable marine-based energy solutions.  Ocean Electric’s low-cost floating power generation plants convert energy from near-shore and deep-water waves directly into electricity. The company’s innovations also reduce cost, complexity and technical obstacles in water-deployed wind energy stations, making off-shore wind farms possible. From consultancy services and device sales and installation, to maintenance team training, spare parts and remote monitoring, Ocean Electric offers a complete value chain. For more information, visit us at http://www.ocel.com

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